Exhibit 99.1
------------
PRESS RELEASE


                                  PRESS RELEASE
                             (For Immediate Release)
                                 October 9, 2003


PREMIERWEST CONTINUES POSITIVE TREND - EARNINGS UP 50.8%

MEDFORD, OR - PremierWest Bancorp (NASDAQ: PRWT) announced third quarter earnings of $1,642,000, an increase of 50.8% when compared to the same period in 2002, and an 8.0% improvement when compared to the immediately preceding quarter. Diluted earnings per share were $.13, compared to $.09 for the same quarter in 2002.

PremierWest Bancorp earned $4,411,000, or $.36 per diluted share, for the first nine months of 2003, compared to $3,024,000, or $.25 per diluted share for the nine month period ended September 30, 2002.

John Anhorn, President & Chief Executive Officer stated "Results for the third quarter of 2003 reflect our concentrated efforts on growing customer relationships while focusing on increased shareholder value."

Third Quarter 2003 results include:

     o   Strong Earnings (up 50.8%)
     o   Increased Net Interest Margin
     o   Significant Improvement in Credit Quality
     o   Continued Efficiency Ratio Improvement
     o   Solid Core Deposit & Loan Growth
     o   Expanded Presence

"Our disciplined approach in pricing loans and deposits, coupled with growing relationships and our focus on containing expenses and reducing non-performing assets continues to be favorably reflected in our performance" stated Rich Hieb, Executive Vice President & Chief Operating Officer.

INCREASED NET INTEREST MARGIN
-----------------------------
Net interest income for the three month period ended September 30, 2003 totaled $6.6 million, an improvement of 9.8% when compared to the same quarter in 2002, and 6.3% when compared to the immediately preceding quarter. Third quarter performance resulted in a tax equivalent net interest margin of 5.44%, a 3 basis point decline when compared to the 5.47% margin achieved during the third quarter of 2002 and a 15 basis point improvement when compared to the immediately preceding quarter.

Net interest income for the first nine months of 2003 totaled $19.0 million, an improvement of $1.3 million over the same period in 2002. When comparing the nine months ended September 30, 2003 , the tax equivalent net interest margin of 5.36% declined slightly from 5.43% for the nine months ended September 30, 2002.

CREDIT QUALITY
--------------
Non-performing assets amounted to $2.3 million or .41% of total assets, at September 30, 2003, representing a substantial improvement when compared to June 30, 2003 non-performing assets of $3.7 million or .69% of total assets. Jim Earley, Senior Vice President & Credit Administrator stated "I am extremely pleased with the positive trend we have established during the last several quarters. We have worked hard to grow the credit portfolio while maintaining a high standard of quality and are continuing to see the results of those efforts". Early further noted, "Non-performing assets of $2.3 million at September 30, 2003 represent a $5.4 million or 70.2% decline over the last five quarters. During this same period loans have grown in excess of $40 million, further validating our commitment to grow relationships without sacrificing credit quality."

CONTINUED EFFICIENCY RATIO IMPROVEMENT
--------------------------------------
The Company's efficiency ratio, which is calculated by dividing non-interest expenses by net interest income and non-interest income, for the quarter ended September 30, 2003, was 66.39%, an 818 basis point or 11% improvement when compared to the 74.57% efficiency ratio for the comparable quarter in 2002. The efficiency ratio for the first nine months of 2003 was 67.94% compared to 74.49% for the same period in 2002. When adjusted for tax-sensitive items, the ratio drops to 64.88% for the quarter ended September 30, 2003 and 66.31% for the first nine months of 2003.

Rich Hieb stated "The marked improvement in this important measurement of profitability is the sum of multiple actions on our part to establish complete relationships with core customers, and at the same time focus on containing operating expenses. Our employee's efforts have been instrumental in both growing customer relationships and improving efficiencies."

SOLID CORE DEPOSIT & LOAN GROWTH
--------------------------------
Total deposits climbed to $470.8 million at September 30, 2003, an increase of $19.4 million or 4.3% when compared to June 30, 2003 deposit totals of $451.4 million. More importantly close to one third of the growth in deposits was concentrated in non-interested bearing deposits, which at September 30, 2003 represented 23.3% of the Company's total deposits. Management has established a target for non-interest deposits of 30% or greater and will continue to aggressively market and pursue both consumer and business relationships. The introduction of Online Internet Bill Pay Services early in the fourth quarter of 2003 will further expand the options available to PremierWest customers.

Gross loans totaled $425.2 million at September 30, 2003, an increase of $14.7 million when compared to June 30, 2003 gross loan totals of $410.5 million, and $36.5 million when compared to the same quarter in 2002 when gross loans totaled $388.7 million.

EXPANDED PRESENCE
-----------------
Early September marked the opening of PremierWest Bank's 25th full service office, located at 503 Airport Road, adjacent to the Company's Administrative offices. The Airport Road Branch is the second full service branch opened by the Company this year. A full service branch was opened in Redding, California during the first quarter of 2003.

The Company announced the signing of a definitive agreement of merger on September 15, 2003 with Mid Valley Bank headquartered in Red Bluff, California. Under the terms of the agreement Mid Valley Bank will merge with and into PremierWest Bank, with Mid Valley Bank shareholders receiving approximately $25 million in PremierWest Bancorp common stock and cash. Mid Valley Bank shareholders will receive 1,715,000 shares of PremierWest Bancorp common stock and $9,811,000 in cash. The transaction is expected to close early in the first quarter of 2004.

Mid Valley Bank, with $176 million in assets at June 30, 2003, presently has five locations in the Northern California communities of Red Bluff, Redding, Corning and Chico and is one of the leading real estate construction lenders in the Shasta and Butte county markets in Northern California. The addition of Mid Valley Bank to the PremierWest family will expand the number of PremierWest Bank full service offices in Northern California to 14. Following the acquisition, PremierWest Bank will serve Shasta, Siskiyou, Tehama and Butte counties. PremierWest Bank also has 17 branches serving three counties in Southern Oregon. The combined entity will have 31 full service banking offices and is expected to have total assets exceeding $725 million and a market capitalization in excess of $120 million.


ABOUT PREMIERWEST BANCORP:
-------------------------
PremierWest Bancorp is the parent company of PremierWest Bank with banking offices located in Jackson, Josephine, Douglas and Klamath counties of Oregon; and Shasta and Siskiyou Counties in California. PremierWest Investment Services, Inc. and Premier Finance Company are subsidiaries of PremierWest Bank. PremierWest Investment Services maintains investment personnel in Medford and Roseburg, Oregon. Premier Finance Company has offices located in Medford, Klamath Falls and Portland, Oregon. PremierWest Mortgage is a division of PremierWest Bank and operates through offices in Roseburg, Klamath Falls, Grants Pass and Medford, Oregon, and Yreka and Redding, California.

This report contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in those statements. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks discussed in our reports to the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2002 and our forthcoming quarterly report on Form 10-Q for the period ended September 30, 2003. Copies of our securities filings are available on our Internet website at http://www.premierwestbank.com; however, readers should note that the contents of our website are not incorporated into this release or into any of our securities filings, except to the extent expressly noted therein. PremierWest undertakes no obligation to update any forward-looking statements contained herein.


--------------------------------------------------------------------------------
                  Contact:

                   PremierWest Bancorp

John Anhorn                                 Richard Hieb
President                                   Executive Vice President
& Chief Executive Officer                   & Chief Operating Officer
(541) 618-6020                              (541) 618-6020
John.Anhorn@PremierWestBank.com             Rich.Hieb@PremierWestBank.com

Tom Anderson
Senior Vice President
& Chief Financial Officer
(541) 282-5190
Tom.Anderson@PremierWestBank.com

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(Unaudited)
EARNINGS AND PER SHARE DATA                                                               FOR THE THREE
                                                                                           MONTHS ENDED
FOR THE THREE MONTHS ENDED                                                                   JUNE 30
SEPTEMBER 30                                 2003           2002       CHANGE    % CHANGE     2003         CHANGE    % CHANGE
                                           -----------  ----------- ----------  ---------  -----------  ----------  ---------

Interest income                            $    8,169   $    8,061  $     108       1.3%   $    7,923   $     246       3.1%
Interest expense                                1,538        2,024       (486)    -24.0%        1,686        (148)     -8.8%
                                           -----------  ----------- ----------             -----------  ----------
Net interest income                             6,631        6,037        594       9.8%        6,237         394       6.3%
Provision for possible loan losses                300          225         75      33.3%          300           -       0.0%
Non-interest income                             1,599        1,300        299      23.0%        1,576          23       1.5%
Non-interest expense                            5,464        5,471         (7)     -0.1%        5,223         241       4.6%
                                           -----------  ----------- ----------             -----------  ----------
Pre-tax income                                  2,466        1,641        825      50.3%        2,290         176       7.7%
Provision for income taxes                        824          552        272      49.3%          769          55       7.2%
                                           -----------  ----------- ----------             -----------  ----------

Net income                                 $    1,642   $    1,089  $     553      50.8%   $    1,521   $     121       8.0%
                                           ===========  =========== ==========             ===========  ==========

Basic earnings per share                   $     0.13   $     0.09  $    0.04      44.4%   $     0.12   $    0.01       8.3%
                                           ===========  =========== ==========             ===========  ==========
Diluted earnings per share                 $     0.13   $     0.09  $    0.04      44.4%   $     0.12   $    0.01       8.3%
                                           ===========  =========== ==========             ===========  ==========

Average shares outstanding--basic          12,157,282   12,104,400     52,882       0.4%   12,145,928      11,354       0.1%
Average shares outstanding--diluted        12,292,065   12,176,850    115,215       0.9%   12,230,037      62,028       0.5%

FOR THE NINE MONTHS ENDED SEPTEMBER 30

Interest income                            $   23,941   $   24,244  $    (303)     -1.2%
Interest expense                                4,973        6,589     (1,616)    -24.5%
                                           -----------  ----------- ----------
Net interest income                            18,968       17,655      1,313       7.4%
Provision for possible loan losses                900          812         88      10.8%
Non-interest income                             4,530        3,946        584      14.8%
Non-interest expense                           15,966       16,091       (125)     -0.8%
                                           -----------  ----------- ----------
Pre-tax income                                  6,632        4,698      1,934      41.2%
Provision for income taxes                      2,221        1,575        646      41.0%
                                           -----------  ----------- ----------
Net income before cumulative effect of an
accounting change                               4,411        3,123      1,288      41.2%
Cumulative effect of an accounting change,
net of tax                                          -          (99)        99
                                           -----------  ----------- ----------
Net income                                 $    4,411   $    3,024  $   1,387      45.9%
                                           ===========  =========== ==========

Basic earnings per share                   $     0.36   $     0.26  $    0.10      38.5%
                                           ===========  =========== ==========
Diluted earnings per share                 $     0.36   $     0.26  $    0.10      38.5%
                                           ===========  =========== ==========
Per share cumulative effect of an
accounting change, net of tax              $        -   $    (0.01) $    0.01     100.0%
                                           ===========  =========== ==========
Basic earnings per share                   $     0.36   $     0.25  $    0.11      44.0%
                                           ===========  =========== ==========
Diluted earnings per share                 $     0.36   $     0.25  $    0.11      44.0%
                                           ===========  =========== ==========

Average shares outstanding--basic          12,150,096   12,075,000     75,096       0.6%
Average shares outstanding--diluted        12,208,896   12,154,800     54,096       0.4%

BALANCE SHEET                                                                             BALANCE SHEET
AT SEPTEMBER 30                                2003         2002     CHANGE    % CHANGE  AT JUNE 30, 2003    CHANGE   % CHANGE
                                           ----------- ----------- ----------  --------  --------------- -----------  --------
Fed funds sold and investments             $   78,695  $   72,456  $   6,239      8.6%   $       74,266  $    4,429      6.0%
                                           ----------- ----------- ----------            --------------- -----------
Gross loans                                   425,216     388,708     36,508      9.4%          410,477      14,739      3.6%
Reserve for loan losses                        (5,367)     (5,283)       (84)     1.6%           (5,236)       (131)     2.5%
                                           ----------- ----------- ----------            --------------- -----------
Net loans                                     419,849     383,425     36,424      9.5%          405,241      14,608      3.6%
Other assets                                   60,692      64,400     (3,708)    -5.8%           61,341        (649)    -1.1%
                                           ----------- ----------- ----------            --------------- -----------
Total assets                               $  559,236  $  520,281  $  38,955      7.5%   $      540,848  $   18,388      3.4%
                                           =========== =========== ==========            =============== ===========

Non-interest-bearing deposits              $  109,434    $ 91,314  $  18,120     19.8%   $      102,684  $    6,750      6.6%
Interest-bearing deposits                     361,326     343,969     17,357      5.0%          348,686      12,640      3.6%
                                           ----------- ----------- ----------            --------------- -----------
Total deposits                                470,760     435,283     35,477      8.2%          451,370      19,390      4.3%
Borrowings                                     29,738      33,762     (4,024)   -11.9%           32,432      (2,694)    -8.3%
Other liabilities                               5,118       3,572      1,546     43.3%            4,953         165      3.3%
Stockholders' equity                           53,620      47,664      5,956     12.5%           52,093       1,527      2.9%
                                           ----------- ----------- ----------            --------------- -----------
Total liabilities and stockholders' equity $  559,236  $  520,281  $  38,955      7.5%   $      540,848  $   18,388      3.4%
                                           =========== =========== ==========            =============== ===========

Period end shares outstanding              12,161,026  11,550,175    610,851      5.3%       12,151,890       9,136      0.1%
Book value per share                       $     4.41  $     4.13     $ 0.28      6.8%             4.29        0.12      2.8%

Allowance for loan losses:
    Balance beginning of period            $    4,838  $    4,825       $ 13      0.3%          $ 4,838         $ -      0.0%
         Provision for loan losses                900         812         88     10.8%              600         300     50.0%
         Net (charge-offs) recoveries            (371)       (354)       (17)     4.8%             (202)       (169)    83.7%
                                           ----------- ----------- ----------            --------------- -----------
Balance end of period                      $    5,367  $    5,283  $      84      1.6%   $        5,236  $      131      2.5%
                                           =========== =========== ==========            =============== ===========

Non-performing assets:
   Non-performing loans                    $    1,177  $    3,552  $  (2,375)   -66.9%   $        3,085  $   (1,908)   -61.8%
   Real estate owned                            1,142       1,903       (761)   -40.0%              655         487     74.4%
                                           ----------- ----------- ----------            --------------- -----------
Total non-performing assets                $    2,319  $    5,455  $  (3,136)   -57.5%   $        3,740  $   (1,421)   -38.0%
                                           =========== =========== ==========            =============== ===========

                                                                                          FOR THE THREE
AVERAGE BALANCE SHEET                                                                     MONTHS ENDED
FOR THE THREE MONTHS ENDED SEPTEMBER 30        2003         2002     CHANGE    % CHANGE   JUNE 30, 2003      CHANGE   % CHANGE
                                           ----------- ----------- ----------  --------  --------------- -----------  --------
Average fed funds sold and investments     $   75,254  $   60,670  $  14,584     24.0%   $       75,068  $      186      0.2%
Average loans, gross                          418,860     387,260     31,600      8.2%          403,035      15,825      3.9%
Average total assets                          545,864     499,483     46,381      9.3%          529,702      16,162      3.1%
Average non-interest-bearing deposits         103,957      88,268     15,689     17.8%           96,780       7,177      7.4%
Average interest-bearing deposits             354,323     331,241     23,082      7.0%          343,032      11,291      3.3%
Average total deposits                        458,280     419,509     38,771      9.2%          439,812      18,468      4.2%
Average total borrowings                       29,471      29,680       (209)    -0.7%           33,363      (3,892)   -11.7%
Average stockholders' equity                   52,996      47,213      5,783     12.2%           51,495       1,501      2.9%

FOR THE NINE MONTHS ENDED  SEPTEMBER 30
Average fed funds sold and investments     $   72,436  $   64,330  $   8,106     12.6%
Average loans, gross                          406,309     375,787     30,522      8.1%
Average total assets                          531,258     490,602     40,656      8.3%
Average non-interest-bearing deposits          96,852      83,230     13,622     16.4%
Average interest-bearing deposits             345,953     338,712      7,241      2.1%
Average total deposits                        442,805     421,942     20,863      4.9%
Average total borrowings                       32,108      19,782     12,326     62.3%
Average stockholders' equity                   51,530      46,670      4,860     10.4%

SELECTED FINANCIAL RATIOS
 (annualized)
                                                                                              FOR THE THREE
                                                                                               MONTHS ENDED
FOR THE THREE MONTHS ENDED SEPTEMBER 30                 2003            2002        CHANGE      JUNE 30, 2003      CHANGE
                                                    ------------   --------------  ---------  -----------------  ----------

Yield on average gross loans (1)                          7.42%            7.74%      (0.32)             7.38%        0.04
Yield on average investments (1)                          2.62%            4.36%      (1.74)             3.11%       (0.49)
Total yield on average earning assets (1)                 6.69%            7.28%      (0.59)             6.71%       (0.02)
Cost of average interest bearing deposits                 1.50%            2.18%      (0.68)             1.70%       (0.20)
Cost of average borrowings                                2.89%            2.94%      (0.05)             2.75%        0.14
Total cost of average deposits and borrowings             1.26%            1.80%      (0.54)             1.43%       (0.17)
Net interest spread                                       5.43%            5.48%      (0.05)             5.28%        0.15
Net interest margin (1)                                   5.44%            5.47%      (0.03)             5.30%        0.14

Return on average equity                                 12.39%            9.23%       3.16             11.85%        0.54
Return on average assets                                  1.20%            0.87%       0.33              1.15%        0.05

Efficiency ratio (2)                                     66.39%           74.57%      (8.18)            66.85%       (0.46)

FOR THE NINE MONTHS ENDED SEPTEMBER 30

Yield on average gross loans (1)                          7.39%            7.85%      (0.46)
Yield on average investments (1)                          3.09%            4.97%      (1.88)
Total yield on average earning assets (1)                 6.74%            7.43%      (0.69)
Cost of average interest bearing deposits                 1.66%            2.42%      (0.76)
Cost of average borrowings                                2.79%            3.01%      (0.22)
Total cost of average deposits and borrowings             1.40%            1.99%      (0.59)
Net interest spread                                       5.34%            5.44%      (0.10)
Net interest margin (1)                                   5.36%            5.43%      (0.07)

Net charge-offs to average loans                          0.09%            0.09%      (0.00)
Allowance for loan losses to loans                        1.26%            1.36%      (0.10)
Allowance for loan losses to non-performing loans       455.99%          148.73%     307.26
Non-performing loans to total loans                       0.28%            0.91%      (0.64)
Non-performing assets to total assets                     0.41%            1.05%      (0.63)

Return on average equity                                 11.41%            8.64%       2.77
Return on average assets                                  1.11%            0.82%       0.29

Efficiency ratio (2)                                     67.94%           74.49%      (6.55)

NOTES:
(1) Tax equivalent at a 34% rate
(2) Non-interest expense divided by net interest income plus non-interest income